                        COLLABORATION AND LICENSE AGREEMENT

                                   BY AND BETWEEN

                                    GALAGEN INC.

                                        AND

                         AMERICAN HOME PRODUCTS CORPORATION
                                ACTING THROUGH ITS
                         WYETH-AYERST LABORATORIES DIVISION


                                  OCTOBER 15, 1998

                         COLLABORATION AND LICENSE AGREEMENT

     THIS COLLABORATION AND LICENSE AGREEMENT (the "Agreement") is entered into as of the 15th day of October, 1998 (the "Effective Date"), by and between GALAGEN INC., a company incorporated under the laws of the State of Delaware, with its principal place of business at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126 USA ("GalaGen"), AND AMERICAN HOME PRODUCTS CORPORATION, acting through its WYETH-AYERST LABORATORIES DIVISION, a company incorporated under the laws of the State of Delaware, with its principal place of business at 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, USA ("Wyeth-Ayerst"). Both GalaGen and Wyeth-Ayerst are referred to herein individually as a "Party" and collectively as the "Parties".

     WHEREAS, GalaGen has developed proprietary technology with respect to [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]; and

     WHEREAS, GalaGen and Wyeth-Ayerst desire to collaborate with each other to utilize GalaGen's proprietary technology to obtain [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and to develop Pediatric Formula Products and/or Other Products containing such [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]; and

     WHEREAS, Wyeth-Ayerst desires to obtain the worldwide rights to manufacture and sell such Pediatric Formula Products and/or Other Products.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, the capitalized terms hereunder shall have the meanings defined below:

     1.1 "AFFILIATE(S)" shall mean, in the case of either Party, any corporation, joint venture, or other business entity which directly or indirectly controls, is controlled by, or is under common control with that Party. "Control", as used in this Section 1.1, shall mean having the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. [**CONFIDENTIAL TREATMENT REQUESTED; PORTION

          OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     1.2  "BUDGET" shall have the meaning set forth in Section 2.6.1 hereof.

     1.3 "CALENDAR QUARTER" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

     1.4 "COLLABORATION" shall mean the research and development program conducted jointly by the Parties hereunder for the purpose of optimizing the production of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and developing and obtaining Regulatory Approval for Pediatric Formula Products.

     1.5 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources normally used by a Party for a compound or product owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

     1.6 "CONTROL" OR "CONTROLLED" shall mean licensed with the right to grant sublicenses without violating the terms of any Third Party agreement.

     1.7  "DEVELOPMENT PLAN" shall have the meaning set forth in Section 2.1.

     1.8 "FIRST COMMERCIAL SALE" shall mean, on a Product by Product basis, the first sale of such Product in any country of the Territory after such Product has been granted Regulatory Approval by the competent authorities in such country.

     1.9 "GALAGEN GROSS INCOME" shall mean all income, calculated in accordance with generally accepted accounting procedures, GalaGen or its Affiliates receives from Third Parties in connection with an Other Product to which GalaGen obtains rights pursuant to Section 3.3 hereof, including, without limitation,

          [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     1.10 "GALAGEN KNOW-HOW" shall mean Know-How owned or Controlled by GalaGen or its Affiliates at any time during the term of this Agreement.

     1.11 "GALAGEN PATENT RIGHTS" shall mean all Patent Rights owned or Controlled by GalaGen. A list of the GalaGen Patent Rights existing as of the Effective Date is set out in Exhibit A hereto.

     1.12 "GALAGEN TRADEMARK" shall mean the trademark(s) used by GalaGen in connection with the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], including, without limitation, Proventra-TM-.

     1.13 "GOOD CLINICAL PRACTICE" OR "GCP" shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which the Products are intended to be sold, to the extent such standards are not inconsistent with United States GCP.

     1.14 "GOOD LABORATORY PRACTICE" OR "GLP" shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the Products are intended to be sold, to the extent such standards are not inconsistent with United States GLP.

     1.15 "GOOD MANUFACTURING PRACTICE" OR "GMP" shall mean the current standards for the manufacture of pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which the Products are intended to be sold, to the extent such standards are not inconsistent with United States GMP.

     1.16 "INTELLECTUAL PROPERTY RIGHTS" shall mean all Patent Rights, trademarks, copyrights, Know-How and/or trade secrets which are owned or Controlled by one Party hereto (with the right to license) or jointly by the Parties, with regard to the development, manufacture, importing, use, marketing and/or sale of any Product.

     1.17 "INVENTION" shall mean an invention conceived in the course of the performance of and within the scope of this Agreement.

     1.18 "JOINT DEVELOPMENT COMMITTEE" OR "JDC" shall mean the committee appointed by the Parties as set forth in Section 2.2.

     1.19 "KNOW-HOW" shall mean all know-how, processes, information and data including any copyright relating thereto owned or Controlled by either Party (with the right to have or disclose) as of the Effective Date or acquired during the term of this Agreement relating to:

               (a) [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***];

               (b) [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***];

               (c)  any Product containing (a) or (b);

               (d)  methods of making any of (a), (b) or (c);

               (e)  any component of (a), (b) or (c);

               (f)  any method of using any of (a), (b), (c) or (e); and/or

               (g)  any use of (a), (b), (c) or (e).


          The term "Know-How", however, shall not include any know-how, processes, information and data which is, as of the Effective Date or later becomes, generally available to the public.

     1.20 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     1.21 "MANUFACTURING AND SUPPLY AGREEMENT" shall have the meaning set forth in Section 4.1 hereof.

     1.22 "NET SALES" shall mean proceeds from sales of Pediatric Formula Products by Wyeth-Ayerst, its Affiliates or sublicensees, as appropriate, to Third Parties, less the sum of (a) and (b) where (a) is a provision, determined under generally accepted accounting principles in the United States, for

          [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

          Sales of Pediatric Formula Products by and between a Party and its Affiliates are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes.

     1.23 "OTHER PRODUCT(S)" shall mean any product, other than Pediatric Formula Products, which contains [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. For the sake of clarity, Other Products shall include [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     1.24 "PATENT RIGHTS" shall mean all patents or patent applications, and all divisional, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof, existing as of the Effective Date or filed or issuing during the term of this Agreement, at least one claim of which covers:

               (a) [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***];

               (b) [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***];

               (c)  any Product containing (a) or (b);

               (d)  methods of making any of (a), (b) or (c);

               (e)  any component of  (a), (b) or (c);

               (f)  any method of using any of (a), (b), (c) or (e); and/or

               (g)  any use of (a), (b), (c) or (e).

     1.25 "PEDIATRIC FORMULA PRODUCT(S)" shall mean any beverage (whether supplied in liquid form or as a powder to be mixed with a liquid) containing [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES

          AND EXCHANGE COMMISSION***] for oral consumption by infants and/or children.

     1.26 "PREFERENTIAL OTHER PRODUCT" shall have the meaning set forth in
          Section 3.3.1 hereof.

     1.27 "PRODUCT" shall mean any Pediatric Formula Product or any Other
          Product.

     1.28 "R&D EXPENSES" shall mean the sum of (i) the reasonable out-of-pocket costs incurred by GalaGen in performing its obligations under the Collaboration and [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] per man-hour expended by GalaGen's employees who are performing activities pursuant to the Development Plan.

     1.29 "REGULATORY APPROVAL" shall mean all authorizations by the competent authorities which are required for the regular marketing, promotion, pricing and sale of a Product in a given country or regulatory jurisdiction.

     1.30 "REGULATORY AUTHORITY" shall mean any national, supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Regulatory Approval for a Product.

     1.31 [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     1.32 "TERRITORY" shall mean the world.

     1.33 "THIRD PARTY(IES)" shall mean any person(s) or entity(ies) other than GalaGen, Wyeth-Ayerst or their Affiliates.

     1.34 "TRANSACTION AGREEMENTS" shall mean this Agreement, the Manufacturing and Supply Agreement and the Warrant Purchase Agreement.

     1.35 "USA" shall mean the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.

     1.36 "VALID CLAIM" shall mean an unexpired claim of an issued patent forming part of the GalaGen Patent Rights, which claim has not been declared invalid by a court or other tribunal of competent jurisdiction.

     1.37 "WARRANT" OR "WARRANT PURCHASE AGREEMENT" shall have the meaning set forth in Section 5.3 hereof.

     1.38 "WYETH-AYERST KNOW-HOW" shall mean Know-How owned or Controlled by Wyeth-Ayerst.

     1.39 "WYETH-AYERST PATENT RIGHTS" shall mean all Patent Rights owned or Controlled by Wyeth-Ayerst. A list of the Wyeth-Ayerst Patent Rights existing as of the Effective Date is set out in Exhibit B hereto.

     1.40 "WYETH-AYERST TRADEMARK" shall mean the trademark(s) (other than the GalaGen Trademark) used by Wyeth in connection with the marketing of any Product.


2.   COLLABORATION.

     2.1 GENERAL OBLIGATIONS. The Parties have designed and agreed upon a joint development plan (the "Development Plan") pursuant to which they will conduct the Collaboration hereunder. A copy of the Development Plan is attached hereto as Exhibit C. The Development Plan may be updated or revised, in writing, from time to time by the JDC. During the term of the Collaboration, each Party agrees to use its respective Commercially Reasonable Efforts to perform its obligations under the Development Plan and this Agreement in a timely manner.

     2.2 JOINT DEVELOPMENT COMMITTEE. The Parties agree that the Collaboration, including the development of the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and the Pediatric Formula Products, will be managed by a Joint Development Committee (the "JDC").

          2.2.1 COMPOSITION. No later than thirty (30) days after the Effective Date, each of the Parties will appoint two (2) representatives to the JDC. The chairperson of the JDC will be one of the Wyeth-Ayerst representatives. A Party may change any of its representatives at any time by giving written notice to the other Party.

          2.2.2     RESPONSIBILITIES.  The JDC will:

                    (a) monitor the progress of and compliance with the Development Plan and approve any change in the Development Plan;

                    (b) select [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] studies and [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for evaluation in animal models and/or human volunteers;

                    (c) develop research protocols and define the primary endpoint for the clinical trials;

                    (d) review and evaluate the results of studies performed in connection with the Collaboration; and

                    (e) determine the most appropriate regulatory pathway and develop appropriate strategy to obtain Regulatory Approval for the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and the Pediatric Formula Product.

          2.2.3 MEETINGS OF THE JDC. The chairperson of the JDC shall call meetings when deemed appropriate, currently anticipated to be no less frequently than once every three (3) months. If possible, the meetings shall be held in person, or where appropriate, by video or telephone conference. When held in person, the location of such meetings shall alternate between Wyeth-Ayerst's facilities and GalaGen's facilities. The chairperson shall determine the form of and agenda for the meeting. Additional participants may be invited by any member to attend meetings where appropriate (e.g., representatives of regulatory affairs or outside consultants). Such additional participants shall have no vote. Minutes of each meeting of the JDC shall be exchanged for review and comment by the members. Thereafter, they shall be signed by the chairperson and distributed to each of the Parties. Each Party shall be responsible for the expenses incurred by its representatives in attending such meetings.

          2.2.4 VOTING. The JDC shall make decisions by majority vote, with at least one consenting vote of each Party's JDC members.
                    If the required majority decision cannot be found and all the members of each Party take the same opposing positions in a matter which either Party deems to be of major importance, the matter shall be handled pursuant to Section
                    2.2.6. Voting by proxy is permissible. Urgent matters (including regulatory and adverse event matters) may be decided by unanimous vote of the chairperson and a representative designated by GalaGen.

          2.2.5 ROLE OF CHAIRPERSON. Except as explicitly set forth herein, in no event shall the chairperson of the JDC have any additional powers or responsibilities beyond those delegated to such person by virtue of such person's membership on the JDC. Without limiting the foregoing, it is understood that, except as a voting member of the JDC, the chairperson shall not have the power to control or dictate decisions or to veto any decisions reached by the committee under the decision-making processes set forth in Section 2.2.4.

          2.2.6 DISPUTE RESOLUTION. If the JDC is unable to resolve, after thirty (30) days, a dispute regarding any issue presented to it or arising in it, such dispute will be referred to [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. If such dispute is not resolved by the end of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] period, the Parties shall be free to pursue any legal or equitable remedy available to them.

     2.3 SUPPLY OF [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. GalaGen shall provide Wyeth-Ayerst with [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], from time to time and in amounts specified by Wyeth-Ayerst, for use by Wyeth-Ayerst, its Affiliates and sublicensees in the development of Products, including, without limitation, the manufacture of Products for use in conducting clinical trials to obtain Regulatory Approval for Products. [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     2.4  RECORDS, REPORTS, AND INFORMATION EXCHANGE.

          2.4.1 TECHNOLOGY AND INFORMATION TRANSFER. GalaGen will provide to Wyeth-Ayerst all GalaGen Know-How as Wyeth-Ayerst deems necessary to carry out its responsibilities in the Collaboration and to manufacture and obtain Regulatory Approval for Products. Wyeth-Ayerst will provide to GalaGen all Wyeth-Ayerst Know-How as Wyeth-Ayerst deems necessary for GalaGen to carry out its responsibilities in the Collaboration. All information transferred, provided or exchanged under this Section 2.4.1 will be subject to the confidentiality requirements set forth in Article 12 hereof.

          2.4.2 RECORD KEEPING. Each Party will maintain records in sufficient detail and in good scientific manner appropriate for Regulatory Approval and patent purposes.

          2.4.3 COMMUNICATION REGARDING THE DEVELOPMENT PROGRESS. Within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], each Party shall provide the JDC with a written report summarizing the status of the activities it conducted in furtherance of the Collaboration during such [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

          2.4.4 R&D EXPENSES. Within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], GalaGen shall submit to Wyeth-Ayerst a written report setting forth a detailed accounting of the R&D Expenses incurred by GalaGen during such Calendar Quarter and indicating the R&D Expenses which are to be reimbursed by Wyeth-Ayerst pursuant to Section 2.6 hereof. [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

          2.4.5 OTHER PRODUCTS. Periodically throughout the term of this Agreement, Wyeth-Ayerst shall provide the JDC with a list of Other Products for which Wyeth-Ayerst has either initiated development activities or plans to initiate development activities.

     2.5 COMPLIANCE. Each of the Parties shall comply with all applicable GLP, GCP and GMP in the conduct of the Collaboration.

     2.6  FUNDING OF THE COLLABORATION.

          [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     2.7 [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     2.8 REGULATORY APPROVALS. Wyeth-Ayerst shall file all regulatory dossiers for the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and the Product(s) under its or its Affiliates' names. Wyeth-Ayerst shall own all Regulatory Approvals for the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and Product(s), except for those Products to which GalaGen obtains rights in accordance with Section 3.3 hereof. Wyeth-Ayerst shall be responsible for all communications with regulatory agencies with respect to the Product(s) (other than Products to which GalaGen obtains rights in accordance with Section
          3.3 hereof), subject to its obligation to keep the JDC informed.   In
          the event that GalaGen obtains rights to an Other Product in accordance with the provisions of Section 3.3 hereof, Wyeth-Ayerst shall permit GalaGen to have access to such applications for Regulatory Approval and related documents solely as such applications and documents relate to the use of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], PROVIDED, HOWEVER, that GalaGen's use of such applications and documents shall be limited to obtaining and maintaining Regulatory Approval for such Other Product.

     2.9 EXCLUSIVITY. GalaGen covenants that, except as otherwise permitted in accordance with the provisions of Section 3.3 hereof, during the term of this Agreement, it will not conduct any research and development activities, either independently or with Third Parties, with respect to Products and that it will not provide [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] to any Third Party for the purpose of conducting research and development activities or commercializing any Product. Notwithstanding, the foregoing, GalaGen and Wyeth-Ayerst each recognize that, from time to time, it may be desirable or necessary to retain consultants to assist the Parties in the

          Collaboration. In such event, the Parties together shall enter into a consulting agreement with each such consultant, which consulting agreement shall, in both form and substance, be reasonably acceptable to each of the Parties.

     2.10 TERM OF COLLABORATION. The term of the Collaboration shall commence on the Effective Date and, unless terminated earlier, shall expire [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] or such later date as may be agreed upon by majority vote of the JDC. The Collaboration shall automatically terminate upon termination of this Agreement pursuant to either of Sections 9.2 or 9.3 hereof.

3.   GRANT OF RIGHTS.

     3.1  EXCLUSIVE LICENSE.

          3.1.1 PEDIATRIC FORMULA PRODUCTS. Subject to the other provisions of this Agreement, GalaGen hereby grants to Wyeth-Ayerst an exclusive license (exclusive even as to GalaGen) in the Territory, under GalaGen's Intellectual Property Rights and GalaGen's interest in any Intellectual Property Rights jointly owned by the Parties, to develop, manufacture, have manufactured, import, export, use, market, offer for sale and sell Pediatric Formula Products and to use the GalaGen Trademarks on the packaging of and in promotional materials for Pediatric Formula Products, PROVIDED, HOWEVER, that, except as provided in Article 4 of the Manufacturing and Supply Agreement, nothing herein shall confer upon Wyeth-Ayerst any rights to manufacture [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for use in Pediatric Formula Products.

          3.1.2 OTHER PRODUCTS. Subject to the other provisions of this Agreement, GalaGen hereby grants to Wyeth-Ayerst an exclusive license (exclusive even as to GalaGen except as provided in Section 3.3 hereof) in the Territory, under GalaGen's Intellectual Property Rights and GalaGen's interest in any Intellectual Property Rights jointly owned by the Parties, to develop, manufacture, have manufactured, import, export, use, market, offer for sale and sell Other Products and to use the GalaGen Trademarks on the packaging of and in promotional materials for Other Products,

                    PROVIDED, HOWEVER, that, except as provided in Article 4 of the Manufacturing and Supply Agreement, nothing herein shall confer upon Wyeth-Ayerst any rights to manufacture [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for use in Other Products.


     3.2 SUBLICENSING. Wyeth-Ayerst shall have the right to sublicense all or any part of the rights granted to it under Section 3.1 to its Affiliates or Third Parties. Wyeth-Ayerst shall notify GalaGen of its intent to grant a sublicense to a Third Party prior to granting such sublicense under this Section 3.2, but Wyeth-Ayerst shall not be required to obtain GalaGen's consent to grant any such sublicense except in the case where Wyeth-Ayerst is sublicensing, to a Third Party, the right to develop and commercialize an Other Product included in the list of Preferential Other Products established by the JDC in accordance with Section 3.3.1 hereof, in which event, Wyeth-Ayerst may grant such sublicense to such Third Party only after obtaining GalaGen's prior written consent, which consent shall not be unreasonably withheld. In the event that GalaGen's consent is required, in accordance with the preceding sentence, for Wyeth-Ayerst to grant a sublicense to a Third Party to develop and commercialize a Preferential Other Product and GalaGen elects to withhold such consent, GalaGen shall notify Wyeth-Ayerst, in writing and within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after Wyeth-Ayerst's request for such consent, that GalaGen is withholding such consent, which notice shall state the reason(s) such consent is being withheld and provide documentary or other evidence GalaGen has in support of its position that such reason(s) reasonably warrant the withholding of such consent. If Wyeth-Ayerst does not receive such written notice within such [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] period, GalaGen shall be deemed to have provided its consent for Wyeth-Ayerst to grant such sublicense.

     3.3  GALAGEN RIGHTS TO OTHER PRODUCTS.

          3.3.1 IDENTIFICATION OF PREFERENTIAL OTHER PRODUCTS. GalaGen, [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], shall notify the JDC and Wyeth-Ayerst, each in writing, of those Other Products that GalaGen reasonably believes it would both desire and have the ability to develop and commercialize, either itself or in collaboration with a Third Party, PROVIDED, HOWEVER, that such list of Other Products shall not include [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. Each such notice shall include a proposed development plan for each Other Product included on such list. Within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after receiving the first such list the JDC shall meet to consider the list and proposed development plan(s) provided by GalaGen and any concerns that Wyeth-Ayerst has with the inclusion of any particular Other Product(s) on such list, and based on such considerations, the JDC shall establish a list of Other Products for which Wyeth-Ayerst must seek GalaGen's consent, in accordance with Section 3.2 hereof, prior to granting to one or more Third Parties a sublicense(s) to develop and commercialize such Other Products (the "Preferential Other Products"). Once each year the JDC shall meet [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] (i) to review the then current list of Preferential Other Products and GalaGen's progress in developing such Other Product in accordance with the development plan accepted by the JDC for such Other Product, and (ii) to consider the list of any Other Products provided by GalaGen and any concerns that Wyeth-Ayerst has with the inclusion of any particular Other Product(s) on the list of Preferential Other Products. Based on such review and considerations, the JDC shall revise the then current list of Preferential Other Products, PROVIDED, HOWEVER, that if GalaGen has failed to use reasonable efforts to develop any Other Product in accordance with the development plan accepted by the JDC for such Other Product, such Other Product shall be removed from the list of Preferential Other Products unless the JDC agrees to accept from GalaGen a revised development plan for such Other Product.

          3.3.2 ACQUISITION OF SUBLICENSE BY GALAGEN. In the event GalaGen desires to develop and commercialize an Other Product (whether or not such Other Product is a Preferential Other Product), either itself or in collaboration with a Third Party, GalaGen may, by written notice to Wyeth-Ayerst, request that Wyeth-Ayerst grant to GalaGen a sublicense of the rights granted to Wyeth-Ayerst under Section 3.1.2 hereof solely for the development and commercialization of such Other Product. After the receipt of such notice, Wyeth-Ayerst may elect whether or not to grant such sublicense and will not unreasonably refuse to grant such a sublicense to GalaGen, PROVIDED, HOWEVER, that in no event will Wyeth-Ayerst be required to grant a sublicense to GalaGen for the development and/or commercialization of such an Other Product if

                         (i) Wyeth-Ayerst has initiated the development and/or commercialization of the same or a similar Other Product;

                        (ii)  Wyeth-Ayerst has advised the JDC pursuant to
                              Section 2.4.5 hereof, that it intends to initiate the development of the same or a similar Other Product;

                       (iii) Wyeth-Ayerst has, in accordance with Section 3.2 hereof, granted to a Third Party the right to develop and/or commercialize the same or a similar Other Product;

                        (iv) Wyeth-Ayerst reasonably believes that the development and/or commercialization of such an Other Product would adversely affect the commercial potential of any Pediatric Formula Product that Wyeth-Ayerst has developed, is developing, plans to develop, is commercializing or plans to commercialize;

                         (v) Wyeth-Ayerst is able to reasonably demonstrate that the development and/or commercialization of such an Other Product would have a material adverse effect on the commercial potential of any Other Product that Wyeth-Ayerst has developed, is developing or is commercializing;

                        (vi) Wyeth-Ayerst is able to reasonably demonstrate that the development and/or commercialization of such an Other Product would have a material adverse effect on the commercial potential of any Other Product which Wyeth-Ayerst has advised the JDC, pursuant to Section 2.4.5 hereof, that it intends to initiate the development of;

                       (vii) Wyeth-Ayerst is able to reasonably demonstrate that the development and/or commercialization of such an Other Product would have a material adverse effect on the commercial potential of any product that is being developed or commercialized by Wyeth-Ayerst in one of Wyeth-Ayerst's core business areas; or

                      (viii) [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. Wyeth-Ayerst will notify GalaGen of such election within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of receiving such notice from GalaGen. In the event that Wyeth-Ayerst elects to grant such a sublicense to GalaGen the Parties shall use their respective Commercially Reasonable Efforts to negotiate, in good faith, a definitive sublicense agreement containing terms and conditions (including, without limitation, whether such sublicense will be exclusive even as to Wyeth-Ayerst or exclusive except as to Wyeth-Ayerst) mutually acceptable to the Parties, PROVIDED, HOWEVER, that such sublicense, INTER ALIA, shall provide that (i) GalaGen shall pay to Wyeth-Ayerst [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and (ii) Wyeth-Ayerst will be granted a right of first refusal to obtain the right to commercialize such Other Product(s) in the event GalaGen elects to license or otherwise transfer such responsibility to a Third Party, PROVIDED, HOWEVER, that Wyeth-Ayerst shall be required to waive its right to exercise such right of first refusal if (x) GalaGen, in its written notice requesting such sublicense, identifies a Third Party to whom GalaGen intends to further sublicense the right to commercialize such Other Product and (y) GalaGen, in fact, grants such a further sublicense to such Third Party within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after Wyeth-Ayerst grants to

                              GalaGen a sublicense to develop and/or
                              commercialize such Other Product. The mechanism and timing for exercising such right of first refusal shall be mutually agreed upon by the Parties and shall be set forth in the definitive sublicense agreement, provided, however, that such sublicense agreement shall provide that Wyeth-Ayerst's acquisition of rights under such right of first refusal shall be substantially equivalent to the terms and conditions that GalaGen had negotiated, in good faith, with a Third Party. For purposes of this Section 3.3, a material adverse effect on a product shall include, without limitation, a forecasted decline of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] in unit sales or revenues from the sale of such product.

          3.3.3     FAILURE TO CONCLUDE NEGOTIATION OF SUBLICENSE.   If
                    Wyeth-Ayerst has used its Commercially Reasonable Efforts to negotiate a sublicense agreement with GalaGen pursuant to
                    Section 3.3.2 hereof and the Parties fail to sign such a definitive sublicense agreement within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after Wyeth-Ayerst has notified GalaGen of its election to negotiate such an agreement for the grant to GalaGen of a sublicense to develop and/or commercialize such Other Product (or such longer period of time as may be mutually agreed upon by the Parties in writing), Wyeth-Ayerst may, by written notice to GalaGen, revoke its election to negotiate and/or grant such a sublicense to GalaGen.

          3.3.4 REFUSAL TO GRANT SUBLICENSE. In the event that Wyeth-Ayerst elects, for the reasons set forth in Section 3.3.2(ii) and/or Section 3.3.2(vi) above, not to grant to GalaGen a sublicense to develop and/or commercialize an Other Product and within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] making such election Wyeth-Ayerst fails to either initiate the development of such Other Product or sublicense to a Third Party the right to develop and/or commercialize such Other Product, GalaGen, within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION

                    OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after the expiration of such [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] period, may, by written notice to Wyeth-Ayerst, request that such sublicense be granted and, in such event, Wyeth-Ayerst shall thereafter grant to GalaGen a sublicense to develop and commercialize such Other Product subject to the negotiation of a definitive sublicense agreement with GalaGen as provided in
                    Section 3.3.2 hereof.

     3.4 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

4.   MANUFACTURE, SUPPLY AND COMMERCIALIZATION OF PRODUCTS.

     4.1 MANUFACTURE AND SUPPLY OF [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. GalaGen shall manufacture or have manufactured and supply to Wyeth-Ayerst and Wyeth-Ayerst shall purchase from GalaGen its requirements of the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], for use in manufacturing Products to be sold to Third Parties, in accordance with the terms and provisions of the Manufacturing and Supply Agreement signed by the Parties on even date with the Effective Date, which agreement shall be substantially in the form which is attached hereto as Exhibit F.

     4.2 MANUFACTURE OF PRODUCTS. Wyeth-Ayerst, either directly or through a Third Party manufacturer of its choosing, shall be responsible for manufacturing its requirements of the Products using the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] supplied by GalaGen pursuant to Section 4.1 hereof.

     4.3 REGISTRATION AND COMMERCIALIZATION OF PRODUCTS. Wyeth-Ayerst shall use its Commercially Reasonable Efforts to obtain Regulatory Approval for, and to promote, market and sell a Pediatric Formula Product in those countries of the Territory where Wyeth-Ayerst, in its sole discretion, deems it commercially reasonable to do so. If within

          [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], an application for Regulatory Approval has not been filed seeking Regulatory Approval for the sale of a Pediatric Formula Product in the United States, the Parties, upon GalaGen's written request, shall meet to discuss Wyeth-Ayerst's plans for obtaining Regulatory Approval for and commercializing (either directly or through one or more Affiliates, sublicensees or distributors) Pediatric Formula Products in the United States, PROVIDED, HOWEVER, that if there has been a delay in either
          (a) the completion of the research and development activities to be performed under the Development Plan or (b) the supply by GalaGen to Wyeth-Ayerst of Wyeth-Ayerst's requirements of the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for use in the development of Pediatric Formula Products, such [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. In addition, if, after having had the discussions described in the preceding sentence, Wyeth-Ayerst, [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], fails to either

               (i) file an application seeking Regulatory Approval for at least one (1) Pediatric Formula Product in the United States, or

              (ii) grant a sublicense to one or more Third Parties to develop and/or commercialize at least one (1) Pediatric Formula Product in the United States,

          Wyeth-Ayerst shall, upon GalaGen's written request, grant to GalaGen an exclusive (exclusive, except as to Wyeth-Ayerst) sublicense of the rights granted to Wyeth-Ayerst hereunder, to develop, make, have made, use, import, market, promote, offer for sale, and sell Pediatric Formula Products (and not any Other Products) in the United States, PROVIDED, HOWEVER, that if there has been a delay [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] in either (x) the completion of the research and development activities to be performed under the Development Plan or (y) the supply by GalaGen to Wyeth-Ayerst of Wyeth-Ayerst's requirements of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for use in the development of Pediatric Formula Products such [**CONFIDENTIAL TREATMENT

          REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. Further, if Wyeth-Ayerst has not made its First Commercial Sale of a Pediatric Formula Product in the United States within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after obtaining Regulatory Approval for the first Pediatric Formula Product in the United States, Wyeth-Ayerst shall, upon GalaGen's written request, grant to GalaGen an exclusive (exclusive, even as to Wyeth-Ayerst) sublicense of the rights granted by GalaGen to Wyeth-Ayerst hereunder, to use GalaGen's Intellectual Property Rights and GalaGen's interest in any Intellectual Property Rights jointly owned by the Parties to develop, make, have made, use, import, market, promote, offer for sale, and sell Pediatric Formula Products (and not
          any Other Products) in the United States only.   In the event that
          Wyeth-Ayerst is required, in accordance with this Section 4.3, to grant a sublicense to GalaGen the Parties shall within the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after GalaGen's written request, use their respective Commercially Reasonable Efforts to negotiate, in good faith, a definitive sublicense agreement containing terms and conditions mutually acceptable to the Parties, provided, however, that in no event will Wyeth-Ayerst be required to grant to GalaGen a license under any of Wyeth-Ayerst's Intellectual Property Rights..


5.   CONSIDERATION TO GALAGEN.

     5.1 LICENSE FEE. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     5.2 ADDITIONAL LICENSE FEES. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     5.3 PURCHASE OF WARRANTS. Simultaneously with the execution of this Agreement, GalaGen will issue to Wyeth-Ayerst a stock purchase warrant(the "Warrant" or the "Warrant Purchase Agreement") permitting Wyeth-Ayerst to purchase up to two hundred thousand (200,000) shares of GalaGen's common stock at the price set forth therein. The Warrant shall be in the form that is attached hereto as Exhibit G.

     5.4 METHOD OF PAYMENT. [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].


6.  ACCOUNTS AND RECORDS; WITHHOLDING TAX.

     6.1 RECORD KEEPING BY GALAGEN. GalaGen shall keep accurate books and accounts of record in connection with the activities conducted by it as part of the Collaboration in sufficient detail to permit accurate determination of all figures necessary for verification of the R&D Expenses incurred by GalaGen in the Collaboration hereunder. GalaGen shall maintain such records for a period of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after the end of the year in which they were generated.

     6.2 AUDIT BY WYETH-AYERST. Wyeth-Ayerst, through an independent certified public accountant reasonably acceptable to GalaGen, shall have the right, at its own expense, to access the books and records of GalaGen for the sole purpose of verifying the statements furnished by GalaGen pursuant to Section 2.4.4. Such access shall be conducted after reasonable prior written notice to GalaGen and during ordinary business hours and shall not be more frequent than once per calendar year. Wyeth-Ayerst agrees to keep in strict confidence all information learned in the course of such audit, except when it is necessary to reveal such information in order to enforce its rights under this Agreement. Wyeth-Ayerst's right to have such records examined shall survive termination or expiration of this Agreement.
          In the event such audit reveals an overpayment GalaGen shall promptly refund to Wyeth-Ayerst the amount of such overpayment. In the event such audit reveals an overpayment of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the amount actually due, GalaGen shall also promptly reimburse Wyeth-Ayerst for the reasonable out-of-pocket expenses incurred by Wyeth-Ayerst in conducting such audit.

     6.3 RECORD KEEPING BY WYETH-AYERST. Wyeth-Ayerst shall keep accurate books and accounts of record in connection with the sale by or for it of the Products in sufficient detail to permit accurate determination of all figures necessary for verification of payments required to be paid hereunder. Wyeth-Ayerst shall maintain such records for a period of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND

          EXCHANGE COMMISSION***] after the end of the year in which they were generated.

     6.4 AUDIT BY GALAGEN. GalaGen, through an independent certified public accountant reasonably acceptable to Wyeth-Ayerst, shall have the right, at its own expense, to access the books and records of Wyeth-Ayerst for the sole purpose of determining whether a payment under either Section 5.1 or Section 5.2 has become due. Such access shall be conducted after reasonable prior written notice to GalaGen and during ordinary business hours and shall not be more frequent than once per calendar year. Wyeth-Ayerst may require such independent certified public accountant to sign a customary confidential disclosure agreement prior to permitting such independent certified public accountant to have access to its books, records or facilities. The Parties agree that such independent certified public accountant shall disclose to GalaGen only whether the payments due under Section
          5.1 or Section 5.2 hereof were made on time in accordance with the provisions of Article 5 hereof and the specific details concerning any late payments. GalaGen agrees to keep in strict confidence all information learned in the course of such audit, except when it is necessary to reveal such information in order to enforce its rights under this Agreement. GalaGen's right to have such records examined shall survive termination or expiration of this Agreement. In the event that such an audit reveals that a payment by Wyeth-Ayerst to GalaGen under Section 5.1 or Section 5.2 hereof was paid to GalaGen more than [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] to GalaGen in accordance with Article 5 hereof, Wyeth-Ayerst shall reimburse GalaGen for the reasonable out-of-pocket expenses incurred by GalaGen in conducting such audit.

     6.5 WITHHOLDING. All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement, by national, state or local governments, will be assumed and paid by Wyeth-Ayerst, except taxes levied thereon as income to GalaGen and if such taxes are required to be withheld by Wyeth-Ayerst they will be deducted from payments due to GalaGen and will be timely paid by Wyeth-Ayerst to the proper taxing authority for the account of GalaGen. A receipt or other proof of payment therefor shall be secured and sent to GalaGen as soon as practicable.

     6.6 FOREIGN EXCHANGE. For the purpose of computing Net Sales for Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with Wyeth-Ayerst's customary and usual translation procedures, consistently applied.

7.   TRADEMARKS.

     7.1 TRADEMARKS FOR PRODUCTS. Wyeth-Ayerst shall select and own the Wyeth-Ayerst Trademarks for marketing Products in the Territory. All expenses for (i) registration of such Trademarks and (ii) bringing, maintaining and prosecuting any action to protect or defend such Trademarks shall be borne by Wyeth-Ayerst and Wyeth-Ayerst shall retain all recoveries therefrom. At the termination of this Agreement, Wyeth-Ayerst shall continue to have unrestricted ownership of such Trademark(s) in the Territory.

     7.2 TRADEMARKS [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. Subject to the license granted to Wyeth-Ayerst under Section 3.1 hereof, GalaGen, in consultation with Wyeth-Ayerst, shall select and own the GalaGen Trademarks for marketing the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] in the Territory. All expenses for (i) registration of such Trademarks and (ii) bringing, maintaining and prosecuting any action to protect or defend such GalaGen Trademarks shall be borne by GalaGen and GalaGen shall retain all recoveries therefrom. If permitted by applicable laws and regulations Wyeth-Ayerst shall signify that the Product includes a [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] by including the GalaGen Trademark, in a visible and readable form, on the label or package for the Product and GalaGen shall provide Wyeth-Ayerst with camera ready artwork of such GalaGen Trademark for such purpose. The location and size of the GalaGen Trademark on such label or package shall be determined by Wyeth-Ayerst. Wyeth-Ayerst shall not and shall not authorize any of its Affiliates or sublicensees to (i) use the GalaGen Trademarks on any product other than Products or (ii) use any trademark that is confusingly similar to the GalaGen Trademarks, in either case without the prior written consent of GalaGen. Each Party agrees to notify the other Party, in writing, of any claim or action for infringement or unfair competition relating to the GalaGen Trademarks which are threatened or brought against such Party by a Third Party, and of any conflicting uses of, applications or registrations for, or acts of infringement or unfair competition involving the GalaGen Trademarks promptly after such Party learns of any such matter. The Parties shall cooperate in the defense or prosecution of any such claims, which cooperation shall include, without limitation, providing to the other Party all records, documents and specimens in its possession relating to such claim or action and causing its employees to give testimony relating to such claim or action,


8.   PROSECUTION, MAINTENANCE AND INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

     8.1  PATENTABLE INVENTIONS.

          8.1.1 OWNERSHIP OF PATENTABLE INVENTIONS. Wyeth-Ayerst shall own all Inventions made solely by its employees and agents, and all patent applications and patents claiming such Inventions. GalaGen shall own all Inventions made solely by its employees and agents, and all patent applications and patents claiming such Inventions. All Inventions made jointly by employees or agents of GalaGen and employees or agents of Wyeth-Ayerst and all patent applications and patents claiming such Inventions shall be owned jointly by GalaGen and Wyeth-Ayerst. All determinations of inventorship under this Section 8.1.1 shall be in accordance with United States law.

          8.1.2 PATENT PROCUREMENT. Wyeth-Ayerst and GalaGen shall each disclose to the other and discuss any Inventions and the desirability of filing a United States patent application covering the Invention, as well as any foreign counterpart patent applications. The Party owning the Invention shall make the final decision with respect to any such filings and shall have the right to select patent counsel and to take such other actions as are reasonably appropriate to prepare, file, prosecute and maintain patent protection with respect to its Inventions arising under this Section 8.1. With respect to jointly owned Inventions, the Parties shall meet to determine in what countries, if any, patent applications claiming such joint Inventions should be filed. In the event that either Party does not wish to share in the expenses of both filing and prosecuting patent applications claiming such joint Inventions in any country of the Territory, such Party shall promptly assign or cause to be assigned to the other Party all of its right, title and interest in and to such joint Invention and thereafter such joint Invention shall be treated as an Invention solely owned by such other Party for all purposes of this Agreement. In the event both Parties desire to share in the expenses of applying for, obtaining and maintaining patents claiming such a joint Invention in one or more countries of the

                    Territory Wyeth-Ayerst shall file and prosecute any patent applications thereon in such countries and the out-of-pocket expenses incurred by Wyeth-Ayerst in preparing, filing, and prosecuting such joint patent applications and in maintaining any patents issued therefrom shall be shared equally by the Parties. GalaGen shall reimburse Wyeth-Ayerst for its share of such expenses pursuant to invoices submitted to GalaGen by Wyeth-Ayerst and shall pay to Wyeth-Ayerst the amount due for each such invoice within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of GalaGen's receipt of such invoice.

     8.2  PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.   Each Party shall be
          responsible for prosecuting and maintaining its own Patent Rights throughout the Territory, subject to Section 8.1.2. To facilitate such decision-making, each Party will appoint a "patent coordinator", who will have the authority to make such decision on behalf of such Party. Except as otherwise provided in Section 8.1.2, all expenses for filing, prosecuting and maintaining a Party's Patent Rights shall be borne in full by such Party.

     8.3 PATENT EXTENSIONS. The Party holding a Patent Right, if requested by and with the assistance of the other Party, shall apply in a timely manner for such patent term extensions or patent term restoration certificates for such Patent Right as are available under the Federal Drug Price Competition and Patent Term Restoration Act of 1984 (Pub.
          L. No. 98-417), and any amendments thereof or any successor acts thereto in the USA or similar legislation in other countries of the Territory. All expenses incurred in connection with such patent term extensions or patent restoration certificates shall be borne in full by the Party holding such Patent Right.

     8.4 COOPERATION. Each of the Parties shall execute or have executed by its appropriate employees, representatives, agents and contractors such documents as may be necessary to obtain, perfect or maintain any Patent Rights filed or to be filed pursuant to this Agreement, and to cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent Rights.

     8.5  INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

          8.5.1     PROSECUTION OF INFRINGEMENT.

                    (a) If either Party should become aware of any infringement or threatened infringement or misappropriation, as the case may be, in any country of the Territory, of any Intellectual Property Rights of the other Party, it shall promptly notify such other Party in writing. As soon as practicable the Parties shall confer on the particulars of such infringement or misappropriation and the possible courses of action to be taken. The Party holding the affected Intellectual Property Rights shall have the right, but not the obligation, to institute, prosecute and control any legal proceedings in its own name by its own counsel and at its own expense, subject to Section 8.5.1(d), to prevent or restrain such infringement, and the other Party shall have the right, at its own expense, to be represented in such action by its own counsel. If one Party brings any such action or proceeding, the other Party hereby consents to being joined as a party plaintiff where necessary and, in case of joining, such other Party agrees to give the first Party reasonable assistance and authority to file and to prosecute such suit, at the expense of the Party bringing such suit.

                    (b) Notwithstanding the foregoing, the Parties shall jointly determine which Party shall have the primary right and responsibility (but not the obligation) to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of jointly owned Intellectual Property Rights and the other Party shall have the right, at its expense, to be represented by its counsel. Each Party hereby consents to the filing of any such action by the other Party with respect to any jointly owned Patent Rights in accordance with this Section 8.5.1(b).

                    (c) If one Party alone prosecutes an infringement or misappropriation of Intellectual Property Rights, after payment of its legal costs and expenses, any damages and costs recovered in any proceedings or by way of settlement under Sections 8.5.1(a) and 8.5.1(b) above or Section 8.5.2 shall belong to the Party bringing such action, subject to payment therefrom to the other Party of a reasonable sum to compensate the latter for loss of profits, as applicable.

                    (d) If both Parties participate in prosecuting an infringement or misappropriation of Intellectual Property Rights, any damages and costs recovered in any proceedings or by way of settlement under this Section 8.5.1 shall be shared by the Parties as follows:

                    [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

          8.5.2 OTHER PARTY'S RIGHT TO PROSECUTE INFRINGEMENT. If the Party having the primary right to institute, prosecute, and control such infringement or misappropriation action under
                    Section 8.5.1 fails to do so within a period of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after receiving notice of the infringement, or if that Party, after initiating an action, determines to discontinue such action, the other Party shall have the right, but not the obligation, to bring and control or take over any such action by counsel of its own choice, and its own expense, subject to Section 8.5.1(c) unless prevented from doing so by the laws of the country where the infringement or misappropriation occurred or is threatened.

          8.5.3 SETTLEMENTS. In connection with any proposed settlement in respect of any infringement or threatened infringement of any Intellectual Property Rights, the Party intending to settle shall notify and consult with the other Party as to the terms of settlement, whose written consent shall be required prior to any such settlement, such consent not to be unreasonably withheld.

          8.5.4 COOPERATION. In connection with any action taken by either Party against a Third Party to protect or enforce any Intellectual Property Rights, the other Party shall, if requested, consult with the Party taking such action, and make available as witnesses its employees or as evidence any materials, and/or data as are reasonably necessary for the furtherance of such action. The expenses in connection with the providing of witnesses and/or the making available of any materials and/or data shall be borne by the Party incurring them, and reimbursed pursuant to Section 8.5.1(d).

     8.6  INFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

          8.6.1 INFRINGEMENT OF THIRD PARTY PATENTS. If Wyeth-Ayerst should be of the opinion that it cannot make, import, use, market and/or sell a Product in any country of the Territory under its own Intellectual Property Rights or those licensed to it by GalaGen under this

                    Agreement without infringing a Third Party's patent, it shall notify GalaGen. Both Parties then shall seek an opinion of patent counsel acceptable to both Parties. If such patent counsel concurs with Wyeth-Ayerst's opinion, they shall, at Wyeth-Ayerst's sole option, jointly or independently endeavor to secure a license from the Third Party on terms that are reasonably acceptable to both Parties.

          8.6.2 OPINION OF COUNSEL. If, in the opinion of patent counsel selected under Section 8.6.1, the Third Party patent, if litigated, would be found invalid or not infringed by the manufacture, use or sale of Product or if the Parties otherwise mutually agree to obtain a license to such Third Party patent, the Parties shall proceed in accordance with the terms of this Agreement, unless an action for infringement is brought against one or both Parties.

          8.6.3 DEFENSE AGAINST CLAIM OF INFRINGEMENT. If either Party is sued for infringement of any Third Party patents arising out of the manufacture, use, sale or importation of a Product in any country of the Territory, the Parties shall promptly meet to discuss the course of action to be taken to resolve or defend any such infringement litigation. Each Party shall provide the other with such assistance as is reasonably necessary and shall cooperate in the defense of any such action. If the allegation of infringement is due to or based on the use of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] in a Product then, the cost/expense of defending such action incurred by Wyeth-Ayerst and any damages and/or other compensation imposed on Wyeth-Ayerst, by settlement or otherwise, in such country shall be shared equally by the Parties. GalaGen shall pay its share of such amounts pursuant to invoices submitted periodically by Wyeth-Ayerst which invoices shall be due and payable within thirty (30) days of GalaGen's receipt thereof. In the event that Wyeth-Ayerst has not made all payments due to GalaGen under this Agreement, Wyeth-Ayerst may deduct amounts due to Wyeth-Ayerst from GalaGen under this Section 8.6.3 from any amounts otherwise due GalaGen under this Agreement.


9.   TERM AND TERMINATION.

     9.1 TERM. This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the Parties or pursuant to Sections 9.2 or 9.3 below, the Term of this Agreement shall continue in effect until the later of (i) expiration of the last to expire GalaGen Patent Right incorporating a Valid Claim which, but for the license granted under Section 3.1.1 hereof, would be infringed by the manufacture, use or sale of a Product by Wyeth-Ayerst hereunder or
          (ii) ten (10) years after the First Commercial Sale of a Product. Upon the expiration of this Agreement pursuant to this Section 9.1, Wyeth-Ayerst's licenses pursuant to Section 3.1 shall become fully paid-up, perpetual, exclusive licenses subject only to any sublicenses granted by Wyeth-Ayerst that are in effect at such time, including, without limitation, any sublicenses granted to GalaGen under either
          Section 3.3 or 4.3 hereof, which sublicenses shall also survive the expiration of this Agreement in accordance with their respective terms. The right of GalaGen to obtain additional sublicenses with respect to Other Products in accordance with Section 3.3 hereof shall also survive the expiration of this Agreement.

     9.2  TERMINATION FOR CAUSE.

          9.2.1 TERMINATION FOR CAUSE. This Agreement may be terminated by written notice by either Party at any time during the Term of this Agreement:

                    (a) for material breach by the other Party, which breach remains uncured for [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] in the case of nonpayment of any amount due and [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for all other breaches, each measured from the date written notice of such breach is given to the breaching Party, or, if such breach is not susceptible of cure within such [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and the breaching Party uses diligent good faith efforts to cure such breach, for [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after written notice to the breaching Party; or

                    (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if a substantial portion of such Party's business is subject to attachment or similar process; PROVIDED, HOWEVER, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] after the filing thereof.

          9.2.2     EFFECT OF TERMINATION FOR CAUSE ON LICENSE.

                    (a) In the event Wyeth-Ayerst terminates this Agreement under Section 9.2.1(a), Wyeth-Ayerst's licenses pursuant to Section 3.1 shall become fully paid-up, perpetual licenses.

                    (b) In the event that GalaGen terminates this Agreement under Section 9.2.1(a), then the rights and licenses granted to Wyeth-Ayerst under Section 3.1 of this Agreement shall terminate and all rights to the GalaGen Patent Rights and [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall revert to GalaGen. Additionally, the Parties will negotiate, in good faith, the grant by Wyeth-Ayerst of a license to GalaGen, on appropriate commercial terms, of any of Wyeth-Ayerst's Patent Rights or Know-How solely as such Patent Rights or Know-How relate to GalaGen's rights to manufacture and sell the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for use in Products.

                    (c) In the event Wyeth-Ayerst terminates this Agreement under Section 9.2.1(b) or this Agreement is otherwise terminated under Section 9.2.1(b), the Parties agree that Wyeth-Ayerst, as a licensee of rights to intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under Title 11 (as such term is defined in Section 9.6.1 hereof), including as set forth in
                         Section 9.6 hereof.

     9.3 UNILATERAL TERMINATION BY WYETH-AYERST. Wyeth-Ayerst shall have the right to unilaterally terminate this Agreement, on a country by country and

          Product by Product basis, upon [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] written notice to GalaGen. In the event of such termination by Wyeth-Ayerst, all Wyeth-Ayerst's rights to use the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] in such Products in such country shall revert to GalaGen. If Wyeth-Ayerst terminates this Agreement with respect to Pediatric Formula Products, Wyeth-Ayerst shall not be obligated to make any other payments under Section 5.1 of this Agreement for events which occur after the effective date of such termination and, in such event payments made by Wyeth-Ayerst to GalaGen under Article 5 hereof prior to such date shall be non-refundable.



     9.4  GENERAL CONDITIONS OF EXPIRATION AND TERMINATION.

          9.4.1 EFFECT ON SUBLICENSEES. Any permitted sublicenses granted by Wyeth-Ayerst hereunder shall automatically terminate or expire at the same time as this Agreement expires (insofar as they have not already terminated), except where, and to the extent, any license granted hereunder survives expiration of this Agreement, as expressly provided in this Agreement. Upon early termination of this Agreement, for any reason, with respect to a particular Product in a given country or countries if any permitted sublicensee of such Product in such country(ies) is not then in default under its sublicense agreement with Wyeth-Ayerst, then such sublicensee shall automatically have a license under this Agreement as a direct licensee of GalaGen with respect to such Product in such country(ies), on economic terms as are set forth herein with respect to Wyeth-Ayerst and otherwise with the same rights and obligations as Wyeth-Ayerst under this Agreement.

          9.4.2 EFFECT ON RIGHTS TO OTHER PRODUCTS. Except for a termination of this Agreement by GalaGen pursuant to Section 9.2.1(a) hereof, the expiration or termination of this Agreement shall not affect the rights of GalaGen or Wyeth-Ayerst under Section 3.3 of this Agreement or under any sublicense granted to GalaGen under Section 4.3 of this Agreement.

          9.4.3 SURVIVAL. The provisions of Articles 6, 10, 12 and Sections 2.6.3, 2.8, 3.3, 7.1, 8.1, 9.4, 13.6, 13.7, and 13.11 shall survive termination or expiration of this Agreement.

          9.4.4 PRIOR OBLIGATIONS; REMEDIES. Termination or expiration of this Agreement shall not operate to deprive either Party of any rights or remedies either at law or in equity or to relieve either Party of any of its obligations incurred prior to the effective date of such termination or expiration.

     9.5 NO LIMIT ON REMEDIES. Nothing herein shall exclude or limit any remedies or entitlements whatsoever which the law confers to either Party in the event of a breach of contractual obligations by the other Party.

     9.6  INSOLVENCY.

          9.6.1 EFFECT ON LICENSES. All rights and licenses granted under or pursuant to this Agreement by GalaGen to Wyeth-Ayerst are, for all purposes of Section 365(n) of Title 11 of the United States Code ("Title 11"), licenses of rights to "intellectual property" as defined in Title 11. GalaGen agrees that Wyeth-Ayerst, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under Title 11. GalaGen agrees during the Term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against GalaGen under Title 11, GalaGen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall,

                         (i) as Wyeth-Ayerst may elect in a written request, immediately upon such request:

                                (A) perform all of the obligations provided in this Agreement to be performed by GalaGen including, where applicable and without limitation, providing to Wyeth-Ayerst portions of such intellectual property (including embodiments thereof) held by GalaGen and such successors and assigns or otherwise available to them; or

                                (B)     provide to Wyeth-Ayerst all such
                                        intellectual property (including all
                                        embodiments thereof) held by GalaGen and such successors and assigns or otherwise available to them; and

                         (ii) not interfere with the rights of Wyeth-Ayerst
                              under this Agreement, or any agreement
                              supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.

          9.6.2 RIGHTS TO INTELLECTUAL PROPERTY. If a Title 11 case is commenced by or against GalaGen, and this Agreement is rejected as provided in Title 11, and Wyeth-Ayerst elects to retain its rights hereunder as provided in Title 11, then GalaGen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall provide to Wyeth-Ayerst all such intellectual property (including all embodiments thereof) held by GalaGen and such successors and assigns, or otherwise available to them, immediately upon Wyeth-Ayerst's written request. Whenever GalaGen or any of its successors or assigns provides to Wyeth-Ayerst any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 9.6, Wyeth-Ayerst shall have the right to perform the obligations of GalaGen hereunder with respect to such intellectual property, but neither such provision nor such performance by Wyeth-Ayerst shall release GalaGen from any such obligation or liability for failing to perform it.

          9.6.3 WYETH-AYERST'S RIGHTS. All rights, powers and remedies of Wyeth-Ayerst provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against GalaGen. Wyeth-Ayerst, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event.
                    The Parties agree that they intend the foregoing Wyeth-Ayerst rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of Title 11:

                         (i) the right of access to any intellectual property (including all embodiments thereof) of GalaGen, or any Third Party with whom GalaGen contracts to perform an obligation of GalaGen under this Agreement, and, in the case of the Third Party, which is necessary for the development, registration, manufacture and marketing of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and/or Products; and

                        (ii) the right to contract directly with any Third Party described in (i) to complete the contracted work.

10.  INDEMNIFICATION AND INSURANCE.

     10.1 INDEMNIFICATION BY WYETH-AYERST. Wyeth-Ayerst shall indemnify, defend and hold harmless GalaGen and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "GalaGen Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees) (collectively, a "Liability") which the GalaGen Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Wyeth-Ayerst of any representation or warranty contained in this Agreement; (ii) the manufacture, promotion, distribution, use, testing, marketing, sale or other disposition of Products by Wyeth-Ayerst, its Affiliates or sublicensees; or (iii) the successful enforcement by a GalaGen Indemnified Party of its rights under this Section 10.1. Notwithstanding the foregoing, Wyeth-Ayerst shall have no obligation under this Agreement to indemnify, defend or hold harmless any GalaGen Indemnified Party with respect to claims, demands, costs or judgments which result from either (x) the failure of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] supplied by GalaGen or its Affiliates or subcontractors to comply with the specifications as set forth in the Manufacturing and Supply Agreement or the applicable Regulatory Approvals or (y) the willful misconduct or negligent acts or omissions of GalaGen, its Affiliates, or any of their respective employees, officers, directors or agents.

     10.2 INDEMNIFICATION BY GALAGEN. GalaGen shall indemnify, defend and hold harmless Wyeth-Ayerst and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Wyeth-Ayerst Indemnified Party") from and against any Liability which the Wyeth-Ayerst Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by GalaGen of any representation or warranty contained in this Agreement;
          (ii) the
          discovery, development, manufacture, promotion, sale or use of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] or Other Products by GalaGen, its Affiliates or their subcontractors or permitted sublicensees; or (iii) the successful enforcement by a Wyeth-Ayerst Indemnified Party of its rights under this Section 10.2. Notwithstanding the foregoing, GalaGen shall have no obligation under this Agreement to indemnify, defend, or hold harmless any Wyeth-Ayerst Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of Wyeth-Ayerst, its Affiliates, or any of their respective employees, officers, directors or agents.

     10.3 CONDITIONS TO INDEMNIFICATION. The obligations of the indemnifying Party under Sections 10.1 and 10.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability, PROVIDED, HOWEVER, that the failure to give such notice promptly shall not impair a Party's rights to indemnification under this Article 10 unless the delay in providing such notice has a material adverse effect on the ability of the indemnifying Party to defend against such Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

     10.4 SETTLEMENTS. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense except in the event that such payment was made with the prior written consent of the indemnifying Party, in which case such payment will be subject to the indemnification obligations of the Parties as set forth in this Article 10.

     10.5 INSURANCE. Each Party further agrees to use reasonable commercial efforts to obtain and maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 10.1 or 10.2, as applicable, or, in the case of Wyeth-Ayerst, self-insurance, in each case with limits of not less than [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

11.  REPRESENTATIONS AND WARRANTIES.

     11.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each of GalaGen and Wyeth-Ayerst hereby represents, warrants and covenants to the other Party hereto as follows:

          (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

          (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

          (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (d) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

          (e) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

     11.2 REPRESENTATIONS AND WARRANTIES OF GALAGEN. In addition to the representations and warranties made by GalaGen under Section 11.1 above, GalaGen hereby further represents and warrants to Wyeth-Ayerst that:


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

          (a) As of the Effective Date, the GalaGen Patent Rights and Know-How are existing and, to the best of its knowledge, are not invalid or unenforceable, in whole or in part;

          (b) it has the full right, power and authority to grant all of the right, title and interest in the licenses granted under Article 3 hereof;

          (c) it has not, prior to the Effective Date, previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in any of the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], Products, the GalaGen Patent Rights or Know-How or the GalaGen Trademarks, with respect to which Wyeth-Ayerst has been granted a license or other rights hereunder;

          (d) it is the sole and exclusive owner of the GalaGen Patent Rights and Know-How and GalaGen Trademarks existing as of the Effective Date, all of which are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the GalaGen Patent Rights or Know-How or the GalaGen Trademarks existing as of the Effective Date, whatsoever;

          (e) to the best of its knowledge the GalaGen Patent Rights and Know-How, and the development, manufacture, use, distribution, marketing, promotion and sale of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] or Products do not, as of the Effective Date, interfere or infringe on any intellectual property rights owned or possessed by any Third Party;

          (f) as of the Effective Date, there are no claims, judgments or settlements against or owed by GalaGen or, to the best of its knowledge, pending or threatened claims or litigation relating to [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], the GalaGen Patent Rights or Know-How and the GalaGen Trademarks;

          (g) during the Term of this Agreement it will use diligent efforts not to diminish the rights under the GalaGen Patent Rights and Know-How and the GalaGen Trademarks licensed to Wyeth-Ayerst hereunder, including without limitation, by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and Third Parties which provide for Intellectual Property Rights applicable to the development, manufacture, use or sale of [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and/or Products, that it will provide Wyeth-Ayerst promptly with notice of any such alleged breach, and that as of the Effective Date, it is in compliance in all material respects with any agreements with Third Parties relating to the GalaGen Patent Rights and Know How, the GalaGen Trademarks, the [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and/or the Products.

     11.3 REPRESENTATIONS AND WARRANTIES OF WYETH-AYERST. In addition to the representations and warranties made by Wyeth-Ayerst under Section 11.1 above, Wyeth-Ayerst hereby further represents and warrants to GalaGen that the Products manufactured and sold by Wyeth-Ayerst hereunder, which Products contain [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], manufactured by GalaGen in accordance with the Specifications (as such term is defined in the Manufacturing and Supply Agreement) and supplied to Wyeth-Ayerst by GalaGen under the Manufacturing and Supply Agreement, shall:

          (a) be manufactured, stored and shipped in accordance with GMPs, as applicable and all other applicable material laws, rules, regulations or requirements in effect at the time of the manufacture of such Product; and

          (b) not be adulterated or misbranded as provided for under any applicable law, order or regulation then in effect in the country in which such Product is being sold as of the time that Wyeth-Ayerst sells such Product to a Third Party.

     11.4 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     11.5 NO INCONSISTENT AGREEMENTS.  Except as otherwise provided in Section
          11.4 above, neither Party has in effect and after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

     11.6 REPRESENTATION BY LEGAL COUNSEL. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

12.  CONFIDENTIAL INFORMATION; PUBLICATIONS; PUBLICITY

     12.1 NONDISCLOSURE OBLIGATION. Each of GalaGen and Wyeth-Ayerst shall use only in accordance with this Agreement and shall not disclose to any Third Party any information received by it from the other Party (the "Information"), without the prior written consent of the other Party. The foregoing obligations shall survive [**CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. These obligations shall not apply to Information that:

               (i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

              (ii) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

             (iii) is subsequently disclosed to the receiving Party by a Third Party who has the right to make such disclosure;

              (iv) is developed by the receiving Party independently of the Information received from the disclosing Party and such independent development can be documented by the receiving Party;

               (v) is disclosed to any institutional review board of any entity conducting clinical trials or any governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market [**CONFIDENTIAL TREATMENT REQUESTED;

                    PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and/or Products, but such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations; and, in which case reasonable effort shall be taken to maintain the confidentiality of such Information, or

            (vi) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a Party, PROVIDED that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Information and thereafter the disclosing Party discloses to the requesting entity only the minimum Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

     12.2 PERMITTED DISCLOSURES. Information may be disclosed to employees, agents, consultants, sublicensees or suppliers of the recipient Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the recipient Party obtains prior agreement from its employees, agents, consultants, sublicensees or suppliers to whom disclosure is to be made to hold in confidence and not make use of such Information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Information.

     12.3 DISCLOSURE OF AGREEMENT. Neither GalaGen nor Wyeth-Ayerst shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld or delayed, PROVIDED, HOWEVER, that either Party may disclose the terms of this Agreement to the extent required to comply with applicable laws, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission and the Party intending to disclose the terms of this Agreement shall provide the nondisclosing Party an opportunity to review and comment on the intended disclosure which is reasonable under the circumstances. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party either (i) upon the written consent of the other Party or (ii) if the disclosing Party uses reasonable efforts to obtain a signed confidentiality agreement with such financial institution with respect to such information on terms substantially similar to those contained in this Article 12.

     12.4 PUBLICITY. Subject to Section 12.3, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties.

     12.5 PUBLICATION. The Parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to their predominating interest in obtaining patent protection for any patentable subject matter. The determination of authorship for any paper shall be in accordance with accepted scientific practice. Notwithstanding anything in this
          Section 12.5 to the contrary, all publication and presentations of the results of research and development work performed pursuant to this Agreement must be approved in advance by both Parties.

13.  MISCELLANEOUS.

     13.1 FORCE MAJEURE. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all Commercially Reasonable Efforts to resume performance of its obligations as soon as practicable.

     13.2 ASSIGNMENT.

          13.2.1 ASSIGNMENT BY GALAGEN. GalaGen may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates, for so long as they remain Affiliates. GalaGen may also assign its rights and obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets. GalaGen shall not otherwise assign any of its rights or obligations under this Agreement without the prior written consent of Wyeth-Ayerst, which consent may be provided or withheld in Wyeth-Ayerst's sole discretion. Any assignment under this Section 13.2.1 by GalaGen of its rights and/or obligations under this Agreement shall not relieve GalaGen of its responsibilities for the performance of its obligations under this Agreement.

          13.2.2 ASSIGNMENT BY WYETH-AYERST. Wyeth-Ayerst may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates or to one or more Third Parties. Wyeth-Ayerst shall notify GalaGen, in writing, upon making any such assignment. In the event Wyeth-Ayerst assigns any of its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets or a sale of that part of its business relating to the subject matter of this Agreement, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder. Any assignment under this Section 13.2.2 by Wyeth-Ayerst shall not relieve Wyeth-Ayerst of its responsibilities for the performance of its obligations under this Agreement.

          13.2.3 BINDING NATURE OF ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 13.2 shall be void.

          13.3 NO WAIVER. The failure of either Party to require performance by the other Party of any of that other Party's obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof.

          13.4 SEVERABILITY. If a court or other tribunal of competent jurisdiction should hold any term or provision of this Agreement to be excessive, or invalid, void or unenforceable, the offending term or provision shall be deleted, and, if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties.

          13.5 RELATIONSHIP BETWEEN THE PARTIES.   Both Parties are independent
               contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

          13.6 CORRESPONDENCE AND NOTICES.

               13.6.1 ORDINARY NOTICES. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, or by airmail to any one member of the JDC appointed by the Party which is to receive such written communication, or any other way as the JDC deems appropriate.

               13.6.2 EXTRAORDINARY NOTICES. Extraordinary notices and communications (including, without limitation, notices of termination, force majeure, material breach, change of address) shall be in writing and sent by prepaid registered or certified air mail, or by facsimile confirmed by prepaid registered or certified air mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

               13.6.3 ADDRESSES FOR NOTICES. In the case of GalaGen, the proper address for communications and for all payments shall be:

                              GalaGen Inc.
                              4001 Lexington Avenue North
                              Arden Hills, Minnesota  55126  USA
                              Attn:  Chief Executive Officer
                              Fax:  (612) 481-2380

                         and in the case of Wyeth-Ayerst, the proper address for communications and for all payments shall be:

                              Wyeth-Ayerst Laboratories
                              555 East Lancaster Avenue
                              St. Davids, Pennsylvania  19087
                              Attn: Senior Vice President, Global Business Development
                              Fax:  (610) 688-9498

                              With a copy to:

                                   American Home Products Corporation
                                   5 Giralda Farms
                                   Madison, New Jersey  07940

                                   Attn:  Senior Vice President and General
                                   Counsel
                                   Fax: (973) 660-7156

     13.7 CHOICE OF LAW. This Agreement is subject to and governed by the laws of the State of Delaware, excluding its conflict of laws provisions.

     13.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the other Transaction Agreements, including the Exhibits and Schedules hereto and thereto and all the covenants, promises, agreements, warranties, representations, conditions and understandings contained herein and therein sets forth the complete, final and exclusive agreement between the Parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in the Transaction Agreements. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No understanding, agreement, representation or promise, not explicitly set forth herein, has been relied on by either Party in deciding to execute this Agreement.

     13.9 HEADINGS. The headings and captions used in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

   13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which shall constitute together the same document.

   13.11 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first set forth above.


AMERICAN HOME PRODUCTS CORPORATION      GALAGEN INC.



/s/ Tuan Ha-Ngoc                        /s/ Robert A. Hoerr
-----------------------------------     ----------------------------------
Name:  Tuan Ha-Ngoc                     Name:  Robert A. Hoerr
Title: Vice President - Strategic       Title: President & CEO
       Development



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